Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-23517, No. 333-154252, and No. 333-23513) on Form S-8 of The Female Health Company of our report dated December 17, 2009, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of The Female Health Company for the year ended September 30, 2009.

/s/  McGladrey & Pullen, LLP

Chicago, Illinois
December 17, 2009